PRICING SUPPLEMENT NO. 80                                         Rule 424(b)(3)
DATED: December 4, 2000                                       File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $70,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 12/7/2000   Fixed Rate Notes [  ]    Certificated Notes [ ]

Maturity Date: 12/7/2001         CUSIP#: 073928SE4

Option to Extend Maturity:       No       [x]
                                 Yes      [ ]     Final Maturity Date:


                                             Optional                Optional
                         Redemption          Repayment               Repayment
REDEEMABLE ON             PRICE(S)            DATE(S)                PRICE(S)
-------------          --------------      -------------            -----------

     N/A                    N/A                N/A                     N/A

APPLICABLE ONLY TO FIXED RATE NOTES:
-----------------------------------

Interest Rate:

Interest Payment Dates:

APPLICABLE ONLY TO FLOATING RATE NOTES:
--------------------------------------

Interest Rate Basis:                             Maximum Interest Rate:  N/A

[  ]     Commercial Paper Rate                   Minimum Interest Rate:  N/A

[  ]     Federal Funds Rate                      Interest Reset Date(s):  Daily

[  ]     Treasury Rate                           Interest Reset Period:  Daily

[  ]     LIBOR Reuters                           Interest Payment Date(s):  *

[  ]     LIBOR Telerate

[x]      Prime Rate

[  ]     CMT Rate

Initial Interest Rate: 6.65%                  Interest Payment Period: Quarterly

Index Maturity:   N/A

Spread (plus or minus):  -2.85%

* On March 7, June 7, September 7 and December 7, 2001.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.